                                                                   EXHIBIT 10.19
                         NON-NEGOTIABLE PROMISSORY NOTE
                         ------------------------------

                                                                Denver, Colorado
$741,666.00                                                       March 17, 2000


         FOR VALUE RECEIVED, the undersigned, PowerSpring, Inc., a Delaware corporation (the "Maker"), hereby promises to pay to John A. Harpole (the "Payee"), at 600 17th Street, Suite 600 South, Denver, Colorado 80202, or at such other address as the Payee may from time to time designate in writing, in lawful money of the United States of America, the principal sum of Seven Hundred Forty-One Thousand, Six Hundred Sixty-Six Dollars and No Cents ($741,666.00), together with interest on the unpaid principal balance of this Note at the rate set forth below.

         1. Principal. The unpaid principal balance of this Note and shall be due and payable in two annual installments, as follows: the first installment shall be in the amount of $408,333.00 and due and payable on the first anniversary of the date of the Note; and the second installment shall be in the amount of $333,333.00 and due and payable on the second anniversary of the date of this Note.

         2. Interest. The unpaid principal balance of this Note shall bear interest from the date hereof at a rate per annum of 6.00%. Interest shall be due and payable in arrears on the same dates as the principal is due as set forth in Section 1, until the principal sum of this Note and all accrued and unpaid interest thereon has been paid in full. Such interest shall be computed on the basis of the actual number of days during which the unpaid principal balance is outstanding, divided by a 365/366 day year, as applicable, including the first day but excluding the last day.

         3. Prepayments. The Maker shall have the right, at its option, to prepay in whole at any time or in part from time to time the unpaid principal balance of this Note and the interest due thereon accrued to the date of the prepayment, without penalty or premium.

         4. Application of Payments. All payments shall first be applied to accrued and unpaid interest and the balance, if any, shall be applied to the unpaid principal balance of this Note.

         5. Default. If the Maker shall fail to timely make any payment due hereunder within thirty (30) days after receipt of written notice of default from the Payee, then at the option of the Payee, exercised by giving written notice to the Maker, the entire unpaid principal balance of this Note, plus all accrued and unpaid interest thereon, shall become immediately due and payable. After the unpaid principal balance of this Note shall have become due and payable, whether due to maturity, by acceleration or otherwise, then the unpaid principal balance of this Note, plus all accrued and unpaid interest thereon, shall bear interest at the rate per annum of the lesser of 12% or the maximum amount permitted by law.

         6. Waiver of Procedural Defenses. The Maker and all other persons now or hereafter liable for the payment of all or any part of the principal or interest due on this Note, including without limitation indorsers, sureties and guarantors, whether bound by this or separate instrument or agreement, do hereby expressly waive presentment for payment, demand, notice of non-payment, notice of dishonor, protest and notice of protest, and any and all other notices and demands whatsoever, and agree to remain bound hereunder until the principal and interest on this Note are paid in full, notwithstanding any extensions of time for payment which may be granted by the Payee, even though the period of extension may be indefinite, and notwithstanding any inaction by or failure to assert any legal right available to the Payee. No conduct of the Payee shall be deemed to be a waiver or release of such liability, unless the Payee expressly releases such person in writing.

         7. Severability. If any term or provision of this Note or the application thereof to any person, property or circumstance shall to any extent be determined to be invalid or unenforceable, then all other terms and provisions of this Note, and the application of such invalid or unenforceable term or provision to persons, properties and circumstances other than those as to which this Note is invalid or unenforceable, shall not be affected thereby, and to that end the terms and provisions of this Note shall be severable, and each term and provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

         8. No Waiver. No delay or omission by the Payee in exercising any right or power arising under this Note shall impair any such right or power or be deemed to be a waiver of any such right or power, nor shall any single or partial exercise of any right or power preclude other or further exercise thereof, or the exercise of any other right or power hereunder or otherwise. No waiver or modification of the terms of this Note shall be valid unless set forth in writing executed by the Payee, and a waiver on one or more occasions will not be construed as a consent to or a waiver of any of the Payee's rights or remedies on any future occasions.

         9. Governing Law. This Note shall be governed by and construed in accordance with the internal substantive laws of the State of Colorado, without giving effect to choice or conflicts of law.

         10. Integration; Amendment. The terms and conditions of this Note constitute the entire agreement among the Maker and the Payee with respect to the subject matter hereof and supersede any prior representations, agreements or understandings relating thereto by or between the Maker and the Payee, whether written or oral. No amendment or modification of this Note or waiver of the terms or conditions hereof shall be binding upon the Maker or the Payee, unless approved in writing by such party.

         11. No Assignment. Neither this Note nor the rights or obligations of the Maker or the Payee hereunder may be assigned, whether by assignment, transfer, merger, consolidation, sale, operation of law or otherwise, by either the Maker or the Payee without the prior written consent of the other.

                                   MAKER:

                                   POWERSPRING, INC.


                                   By:/s/ W. Phillip Marcum
                                      ----------------------------------------
                                      W. Phillip Marcum, President

                                        2